UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2022

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane, Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-6951

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

XPO Logistics, Inc. (the “company”) today announced that, in connection with its previously announced tender offer (the “Tender Offer”) to purchase for cash any and all of the company’s outstanding 6.250% Senior Notes due 2025 (the “Notes”), it has amended the Offer to Purchase and Consent Solicitation Statement, dated October 19, 2022 (as amended, the “Offer to Purchase”) to (1) increase each of the Total Consideration and the Tender Offer Consideration (each as defined in the Offer to Purchase) per $1,000.00 principal amount of Notes tendered and accepted for purchase pursuant to the Offer to Purchase to $1,022.50, which increase applies to all Notes (including previously tendered Notes) that have been, or will be, tendered (and not validly withdrawn) and accepted for purchase on or prior to 5:00 p.m., New York City time, on November 17, 2022, unless extended or earlier terminated by the company (the “Expiration Time”) (and, accordingly, to eliminate the Early Tender Premium (as defined in the Offer to Purchase)), (2) extend the Withdrawal Deadline (as defined in the Offer to Purchase) with respect to all holders of Notes (including those who previously tendered Notes) to 5:00 p.m., New York City time, on November 17, 2022, to coincide with the Expiration Time, and (3) eliminate the Early Settlement Date (as defined in the Offer to Purchase), such that all Notes (including previously tendered notes) that have been, or will be, tendered (and not validly withdrawn) and accepted for purchase on or prior to the Expiration Time will be settled on the Final Settlement Date (as defined in the Offer to Purchase). In addition, the Tender Offer has been amended to eliminate the solicitation of the Consents (as defined in the Offer to Purchase) for the Proposed Amendments (as defined in the Offer to Purchase). A copy of the press release announcing the amendments to the Offer to Purchase is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer. The Tender Offer is only being made pursuant to the Offer to Purchase. The Tender Offer is not being made to holders of Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS INC.

Date: November 2, 2022	/s/ Ravi Tulsyan
Ravi Tulsyan
Chief Financial Officer